Exhibit 99.1

May 3, 2005

Daniel S. Loeb

Chief Executive Officer

Third Point LLC

360 Madison Avenue, 24th Floor

New York, New York 10017

Dear Mr. Loeb:

We are in receipt of your letter dated April 25th.  We are always interested in the views of our shareholders and appreciate the suggestions outlined in your letter.  They have been brought to the attention of our Board, which will give them appropriate and timely consideration.  Upon conclusion of the Board’s review, I will respond further as the Board directs.

Thank you for your interest and for your expression of high regard and respect for our management and Board.

Very truly yours,

/s/ Peter A. Dea

Peter A. Dea